Exhibit 10.50

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 21st day of December, 2007 by and between OYSTER POINT TECH CENTER, LLC, a Delaware limited liability company (“Landlord”), and MONOGRAM BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease dated as of October 5, 2007 (the “Original Lease”). Pursuant to the Original Lease, Landlord leases to Tenant and Tenant leases from Landlord approximately 39,780 rentable square feet of space (the “Premises”), which is the entirety of the building located at 347 Oyster Point Boulevard, South San Francisco, California 94080 (the “Building”) as part of a two (2) building project totaling 105,120 square feet on approximately 5.527 acres of land known as 347-349 Oyster Point Blvd., South San Francisco, California 94080 (the “Project”), as such Premises, Building and Project are more particularly described in the Original Lease.

B. Landlord and Tenant desire to amend the Original Lease to, among other things, permit the Tenant to provide a standby letter of credit in lieu of a cash Security Deposit required by the terms of the Original Lease, all in accordance with the terms and conditions set forth below.

C. All capitalized terms used herein but not specifically defined in this Amendment shall have the meanings ascribed to such terms in the Original Lease. The term “Lease” where used in the Original Lease and this Amendment shall hereafter refer to the Original Lease, as amended by this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Letter of Credit.

(a) As security for the full and faithful payment of all sums due under the Lease and the full and faithful performance of every covenant and condition of the Lease to be performed by Tenant, Tenant may, in lieu of the cash Security Deposit required by Section 19 of the lease, elect to deliver a letter of credit in the amount of Three Hundred Eighteen Thousand Two Hundred Forty Dollars ($318,240) (the “LOC Amount”) in favor of Landlord. The letter of credit initially delivered pursuant to this paragraph and all substitutions, replacements and renewals of it, must be consistent with and shall satisfy all the requirements in the letter of credit criteria made Exhibit “A” attached hereto. The term “Letter of Credit” shall mean and refer to a letter of credit conforming to this subparagraph. If a Letter of Credit has not been delivered to and accepted by Landlord on or before the full execution of this Amendment, Tenant shall deliver a Letter of Credit to Landlord within five (5) days from the full execution of this Amendment and if Tenant fails to deliver the letter of credit in the LOC Amount within the five (5) day period, Tenant shall have irrevocably waived its right to deliver the letter of credit. Timely delivery of the Letter of Credit shall be treated as a condition subsequent to the effectiveness of this Amendment such that this Amendment shall be voidable by Landlord by written notice to Tenant if timely delivery of the Letter of Credit does not occur.

(b) Landlord may draw on the Letter of Credit, in whole or in part at Landlord’s election, without advance notice to Tenant at any time or from time to time on or after (i) the occurrence of any Event of Default, (ii) if Tenant, or anyone in possession of the Premises through Tenant, holds over after the expiration or earlier termination of this Lease, (iii) Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit and Tenant does not deliver a replacement Letter of Credit not less than thirty (30) days prior to the effective date of such termination, (iv) the confirming bank for the Letter of Credit, if any, gives notice to Landlord that it will cease to act in that capacity and Tenant does not designate an alternative confirming bank (which is reasonably satisfactory to the Landlord) at least thirty (30) days prior to the effective date of such termination, (v) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least sixty (60) days in advance of its expiration date or (vi) to the extent permitted by law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Tenant.

(c) Landlord may apply any sum drawn on the Letter of Credit to amounts owing to Landlord under this Lease in such order and priority as Landlord elects in its absolute discretion. If any of the proceeds drawn on the Letter of Credit are not applied immediately to sums owing to Landlord under this Lease, Landlord may retain any such excess proceeds as a cash Lease Security Deposit for application, at Landlord’s election, to future sums owing to Landlord under this Lease, in such order and priority as Landlord elects in its absolute discretion. Tenant shall, within fifteen (15) days after Landlord’s demand, restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the original amount of the Letter of Credit less the excess cash then held by Landlord. If Tenant does not restore the Letter of Credit to such amount within the required time period, such non restoration shall be considered an Event of Default.

(d) Additionally, Landlord’s draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant or, if Landlord has drawn on the Letter of Credit, the remaining proceeds of the Letter of Credit which are in excess of sums due the Landlord shall be repaid to Tenant, without interest, within thirty (30) days after the expiration or termination of the Lease Term and delivery of possession of the Leased Premises to Landlord in accordance with this Lease.

(e) On any request by Landlord made during the Lease Term, Tenant shall use its best efforts to cooperate in accomplishing any reasonable modification of the Letter of Credit reasonably requested by Landlord. If the Letter of Credit should be lost, mutilated, stolen or destroyed, Tenant shall use its best efforts to cause the issuance of a replacement.

(f) Tenant shall not assign or grant any security interest in the Letter of Credit and any attempt to do so shall be void and of no effect.

(g) In the event of a sale or transfer of Landlord’s estate or interest in the Building or the Project, Landlord shall have the right to transfer the Letter of Credit to the vendee or the transferee, Tenant shall pay any transfer fees charged by the issuing bank and Landlord shall thereafter be considered released by Tenant from all liability for the return of the Letter of Credit. Tenant shall cooperate in effecting such transfer.

(h) No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all amounts drawn against the Letter of Credit or any other or additional Lease Security Deposit or other payment made by Tenant under the provisions of this Lease, unless such mortgagee or purchaser received such amounts drawn against the Letter of Credit or any other or additional Lease Security Deposit or other payment made by Tenant under the provisions of this Lease, as the case may be.

(i) Provided that the Tenant is not then in default under the Lease or has not then committed an act or omission that would be an Event of Default with the passage of time or the giving of notice, and provided further that during the preceding twelve (12) month period Tenant has not committed an Event of Default pursuant to the terms of this Lease, then commencing on the thirtieth (30th) month of the Lease Term, the LOC Amount shall be reduced by fifth percent (50%) , such that after the reduction the LOC Amount shall equal One Hundred Fifty Nine Thousand One Hundred Twenty Dollars ($159,120.00).

Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (1) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (2) subject to the terms of such Section 1950.7, or (3) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (a) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto, and (b) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

2. Return of Cash Security Deposit. Within two (2) business days after Landlord’s receipt and approval of the Letter of Credit in the LOC Amount, Landlord shall return to Tenant the cash Security Deposit of Three Hundred Eighteen Thousand Two Hundred Forty Dollars ($318,240) held by Landlord pursuant to Section 19 of the Original Lease, such that the parties agree that after the return of the cash Security Deposit, Landlord shall hold a cash Security Deposit of $0. Landlord shall no longer have an obligation to apply any portion of the Security Deposit against Base Rent beginning in the thirtieth (30th) month of the Lease Term or otherwise (as originally provided in Section 19 of the Original Lease). If Landlord does not receive and approve of the Letter of Credit in the LOC Amount within the time period set forth in Paragraph 1, Landlord shall have no obligation to return the cash Security Deposit held by Landlord pursuant to Section 19 of the Original Lease.

3. Attorneys’ Fees. In the event either party shall commence an action to enforce any provision of this Amendment, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, and all costs and expenses incurred, including reasonable attorneys’ fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. This provision with respect to attorneys’ fees incurred to enforce a judgment shall be severable from all other provisions of this Amendment, shall survive any judgment, and shall not be deemed merged into the judgment. Tenant agrees to reimburse Landlord for its attorney’s fees incurred in drafting this Amendment within five (5) days after delivery by Landlord to Tenant of a written notice stating the amount of such attorney’s fees.

4. Broker. Tenant represents and warrants to Landlord that it has not dealt with any broker with respect to this Amendment. If Tenant has dealt with any other broker or person with respect to this Amendment, it shall be solely responsible for the payment of any fees due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

5. Estoppel. Tenant warrants, represents and certifies to Landlord that as of the date of this Amendment and to Tenant’s knowledge: (a) Landlord is not in default under the Lease; and (b) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when same becomes due.

6. Authority. Tenant has full power and authority to enter into this Amendment and the person signing on behalf of Tenant has been fully authorized to do so by all necessary corporate or partnership action on the part of Tenant.

7. Original Lease in Full Force. Except for those provisions which are inconsistent with this Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Original Lease shall remain unmodified and in full force and effect. Landlord and Tenant ratify the Original Lease, as amended hereby.

8. Counterparts; Facsimile. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement. Each party hereto shall be authorized to rely upon the signatures of all of the parties hereto on this Amendment which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Amendment with original ink signatures of each person and entity.

9. Invalidity of Provisions. If any provision of this Amendment is found to be invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of any such provision shall not affect the validity and enforceability of the remaining provisions hereof.

10. Further Assurances. Each of the parties hereto agrees to execute and deliver all such further documents and to take all such further actions as may be reasonably requested by the other party hereto to effectuate fully the terms and provisions of this Amendment, provided such documents or actions do not limit, reduce or impair the rights of the party upon whom such request is made.

IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

TENANT:

MONOGRAM BIOSCIENCES, INC., a Delaware corporation

By:	/s/ William D. Young
Name:	William D. Young
Title:	Chairman & CFO

By:	/s/ Alfred Merriweather
Name:	Alfred Merriweather
Title:	Sr. VP and CFO

LANDLORD:

OYSTER POINT TECH CENTER LLC, a Delaware limited liability company

By:	NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18

	By:	Kennedy Associates Real Estate Counsel, L.P., Authorized Signatory

		By:	Kennedy Associates Real Estate Counsel, GP, LLC, its general partner

			By:	/s/ Scott M. Matthews
			Name:	Scott M. Matthews
			Its:	Senior Vice President

EXHIBIT “A”

LETTER OF CREDIT REQUIREMENTS

1. The Letter of Credit shall be standby, clean, irrevocable and unconditional letter of credit.

2. The Letter of Credit shall be in the amount specified in Section 1 of the First Amendment to Lease.

3. The Letter of Credit must either (i) be issued by a national bank which is a member of the New York Clearing House and which has a banking office dedicated to the administration and payment of letters of credit in San Francisco, California, or (ii) if issued by any bank which is not described in clause (i), be confirmed by a bank described in clause (i). The issuing bank must have been assigned by Standard & Poors Investor Services a Bank Financial Strength Rating of BBB+, or better. If clause (ii) is applicable, the confirming bank must be assigned by Standard & Poors Investor Services a Bank Financial Strength Rating of BBB+, or better. The identity of the issuing bank and of any confirming bank must also be satisfactory to Landlord.

4. The Letter of Credit shall have an expiration date no earlier than the first anniversary of the date of its issuance and shall provide for its automatic renewal from year to year unless terminated by the issuing bank by notice to Landlord given not less than sixty (60) days prior to its expiration date by registered or certified mail. The final expiration date of the Letter of Credit and all renewals of it shall be no earlier than sixty (60) days following the end of the Term.

5. The Letter of Credit shall be issued in favor of Landlord and shall be effective immediately on its issuance.

6. The Letter of Credit may be drawn at the San Francisco, California banking office of either the issuer of the Letter of Credit described in clause (i) of paragraph 3 or, if clause (ii) of paragraph 3 is applicable, the confirming bank described in clause (i) of such paragraph 3 (provided, however, that if the confirming bank is HSBC, then the Letter of Credit may be drawn at the New York office of HSBC, as provided in Schedule 1).

7. The Letter of Credit shall be transferable.

8. The Letter of Credit shall be governed by (i) the International Standby Practices (SP 98 published by the International Chamber of Commerce and (ii) the United Nations Convention on Independent Guarantees and Standby Letters of Credit. Alternatively, if approved by the lender and if required by either the issuing bank or the confirming bank the Uniform Customs and Practices for Documentary Credits published by the International Chamber of Commerce may be substituted for the Practices referred to in clause (a) to the extent such Customs and Practices are not inconsistent with the criteria in this Exhibit “A”.

9. The Letter of Credit shall otherwise be in the form attached hereto as Schedule “1”.

SCHEDULE “1”

SWIFT MESSAGE

MT 700:	ISSUE OF A STANDBY LETTER OF CREDIT

From:	SVBK US 6S

SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

To:	MRMDUS33

HSBC BANK USA N.A.
NEW YORK, NEW YORK

:27 Sequence of Total:	1/1

:40A Form of Documentary Credit:	IRREVOCABLE STANDBY

:20 Documentary Credit Number:	SVBSF_______

:31C Date of Issue:	[07MMDD]

:31D Date and Place of Expiry:	081231 CONFIRMING BANK’S COUNTERS

:50 Applicant:	MONOGRAM BIOSCIENCES INC.

345 OYSTER POINT BOULEVARD

SOUTH SAN FRANCISCO, CA 94080

:59 Beneficiary:	OYSTER POINT TECH CENTER LLC
C/O KENNEDY ASSOCIATES REAL ESTATE COUNSEL
1215 FOURTH AVE., SUITE 2400
SEATTLE, WA 98161

ATTN: EXECUTIVE VICE PRESIDENT,
ASSET MANAGEMENT

:32B Currency Code, Amount:	USD318,240.00

:41A Available With By:

HSBC BANK USA N.A.
452 FIFTH AVE., 15TH FLOOR
NEW YORK, NEW YORK 10018
(BIC: MRMDUS33)

BY PAYMENT

:42C Drafts At :	SIGHT

:42D Drawee:	HSBC BANK USA N.A.
NEW YORK, NEW YORK
(BIC: MRMDUS33)

:46A	Documents Required:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON THE CONFIRMING BANK AND MENTIONING THE NUMBER OF THIS LETTER OF CREDIT AS WELL AS THE REFERENCE NUMBER OF THE CONFIRMING BANK, HSBC BANK USA N.A., new york.

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING

A)	QUOTE SUCH AMOUNT IS DUE TO THE BENEFICIARY AS LANDLORD UNDER THE TERMS AND CONDITIONS OF THAT CERTAIN LEASE AGREEMENT DATED OCTOBER 5, 2007 AS MAY BE AMENDED FROM TIME TO TIME FOR PREMISES LOCATED AT 347 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA 94080. UNQUOTE

OR

B)	QUOTE SILICON VALLEY BANK HAS NOTIFIED US THAT LETTER OF CREDIT NO. SVBSF WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE OF THIS LETTER OF CREDIT. UNQUOTE

OR

C)	QUOTE TENANT HAS FILED A VOLUNTARY PETITION UNDER THE FEDERAL BANKRUPTCY CODE. UNQUOTE

OR

D)	QUOTE AN INVOLUNTARY PETITION HAS BEEN FILED AGAINST TENANT UNDER THE FEDERAL BANKRUPTCY CODE. UNQUOTE

:47A	ADDITIONAL CONDITIONS:

1.	THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT OR INSTRUMENT.

2.	PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT BY THE CONFIRMING BANK OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

3.	ALL DRAFTS DRAWN UNDER THIS STANDBY LETTER OF CREDIT MUST CLEARLY STATE: ‘DRAWN UNDER SILICON VALLEY BANK, IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF DATED , 2007.’

4.	WE AGREE THAT WE AND/OR THE CONFIRMING BANK SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

5.	THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU THROUGH THE CONFIRMING BANK BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND APRIL 30, 2018, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

6.	THIS LETTER OF CREDIT MAY ALSO BE CANCELED PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE, UPON RECEIPT FROM THE BENEFICIARY BY SILICON VALLEY BANK OR THE CONFIRMING BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS (IF ANY) TOGETHER WITH A STATEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY ON COMPANY LETTERHEAD STATING THAT THE LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.

7.	THIS LETTER OF CREDIT IS TRANSFERABLE BY THE CONFIRMING BANK, ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE (‘TRANSFEREE’), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO THE CONFIRMING BANK AT THEIR ADDRESS AS DESIGNATED BY THEM.

8.	APPLICANT SHALL PAY ANY TRANSFER FEE ASSOCIATED WITH THIS LETTER OF CREDIT. HOWEVER, THE PAYMENT OF SUCH TRANSFER FEE SHALL NOT BE A CONDITION FOR THE TRANSFER OF THIS LETTER OF CREDIT

9.

ALL DRAFTS, DOCUMENTS, INSTRUCTIONS AND COMMUNICATIONS PERTINENT TO THIS LETTER OF CREDIT MUST BE PRESENTED TO THE OFFICE OF THE CONFIRMING BANK AT 452 FIFTH AVE., 15TH FLOOR, NEW YORK, NEW YORK, 10018, ATTENTION: STANDBY LETTER OF CREDIT DEPARTMENT, OR AT ANY OTHER OFFICE IN NEW YORK, NEW YORK WHICH MAY BE DESIGNATED BY CONFIRMING BANK’S WRITTEN NOTICE DELIVERED TO THE BENEFICIARY.

10.	ANY PAYMENT EFFECTED UNDER THIS STANDBY LETTER OF CREDIT WILL AUTOMATICALLY REDUCE OUR COMMITMENT HEREUNDER.

11.	WE HEREBY AGREE THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE ADVISING/CONFIRMING BANK, ON OR BEFORE THE EXPIRATION OF THIS LETTER OF CREDIT OR ANY EXTENDED EXPIRATION DATE.

12.	IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, THE CONFIRMING BANK WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND CONFIRMING BANK AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

13.	WE WILL PROVIDE HSBC BANK WRITTEN NOTICE VIA SWIFT OR AUTHENTICATED TELEX AT LEAST NINETY (90) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE IF WE ELECT NOT TO EXTEND/RENEW THE EXPIRATION DATE OF THIS STANDBY LETTER OF CREDIT.

:71B    Charges:        APPLICANT

:49    Confirmation Instructions:        CONFIRM

:78    Instructions to the Paying/Accepting/Negotiating Bank:

+	UPON RECEIPT OF ANY DRAWING IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS STANDBY LETTER OF CREDIT WE WILL REMIT PAYMENT IN ACCORDANCE WITH YOUR INSTRUCTIONS AFTER YOUR AUTHENTICATED SWIFT OR TESTED TELEX ADVISE TO US ADVISING US OF AMOUNT DRAWN AND THAT ALL DOCUMENTS ARE BEING SENT VIA OVERNIGHT COURIER TO SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTN: GLOBAL FINANCIAL SERVICES, STANDBY LETTER OF CREDIT DEPT.

:72    Sender to Receiver Information:

SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES, (‘ISP98’), ICC PUBLICATION NO. 590 AND ENGAGES US WITH RESPECT THERETO.